Exhibit 99.1

Monotype Announces Fourth Quarter and Full Year 2013 Results

Company Reports Record Results and Increases Dividend 33 Percent

WOBURN, Mass.--(BUSINESS WIRE)--February 13, 2014--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the fourth quarter and full year ended Dec. 31, 2013.

Fourth quarter 2013 highlights

  Revenue for the quarter was a record $43.0 million, a 10 percent increase year-over-year.
  Operating income increased nine percent year-over-year to $13.0 million, or 30 percent of revenue.
  Non-GAAP net adjusted EBITDA increased 11 percent to $18.3 million, or 42 percent of revenue.
  Cash flow from operations was $15.3 million.

Full year 2013 highlights

  2013 revenue was $166.6 million, an increase of 11 percent year-over-year.
  Operating income increased nine percent year-over-year to $50.7 million, or 30 percent of revenue.
  Non-GAAP net adjusted EBITDA increased 11 percent to $71.0 million, or 43 percent of revenue.
  Cash and cash equivalents stood at $78.4 million, an increase of $39.1 million from the prior year.

“We had an excellent fourth quarter and full year, as we saw more customers view Monotype as a strategic partner to help them ensure brand integrity and the best user experience,” said Doug Shaw, president and chief executive officer. “Web fonts continued to be a significant growth driver, as our typefaces, technology and expertise continued to help brands succeed in today’s global, digital, content landscape.”

“We ended the year with an even more diversified business, built on recurring revenue from a broad range of markets,” said Scott Landers, senior vice president and chief financial officer. “Our business model reflects a balanced mix of growth, profitability and cash flow. This has enabled us to return more than $10 million to shareholders through our dividend and share repurchase programs, while continuing to invest soundly in the business.”

Fourth quarter 2013 operating results

Revenue for the quarter was $43.0 million, up 10 percent compared to $39.0 million for the fourth quarter of 2012. Creative Professional revenue was $17.3 million, a 17 percent increase from the same period in 2012. OEM revenue was $25.8 million, an increase of six percent from the fourth quarter of 2012.

Net income was $8.1 million, compared to $7.8 million in the fourth quarter of 2012. Earnings per diluted share were $0.20, which equaled the prior year quarter.

Non-GAAP net income, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $11.3 million, compared to $10.7 million in the fourth quarter of 2012. Non-GAAP earnings per diluted share were $0.28, the same as the prior year period.

Non-GAAP net adjusted EBITDA was $18.3 million, or 42 percent of revenue, compared to $16.5 million in the fourth quarter of 2012.

Full year 2013 operating results

Revenue for 2013 was $166.6 million, an increase of 11 percent compared to $149.9 million for 2012. Creative Professional revenue was $63.7 million, an increase of 23 percent year-over-year. OEM revenue was $102.9 million, increasing five percent year-over-year.

Net income for 2013 was $31.1 million, compared to net income of $29.0 million for the prior year. Earnings per diluted share were $0.78, compared to earnings per diluted share of $0.76 in 2012.

Non-GAAP net income, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $43.2 million, compared to $39.7 million in 2012. Non-GAAP earnings per diluted share were $1.10, compared to $1.06 in 2012.

Non-GAAP net adjusted EBITDA was $71.0 million, or 43 percent of revenue, compared to non-GAAP net adjusted EBITDA of $64.2 million in 2012.

A reconciliation of GAAP measures to non-GAAP measures for the three and 12 months ended Dec. 31, 2013 and 2012 is provided in the financial tables that accompany this release.

Cash, cash flow and debt balances

Monotype had cash and cash equivalents of $78.4 million as of Dec. 31, 2013, compared to $64.3 million as of Sept. 30, 2013 and $39.3 million as of Dec. 31, 2012. The company generated $15.3 million of cash from operations in the fourth quarter of 2013 and $51.3 million for the full year 2013.

For the full year 2013, the company paid down $22.3 million in debt and used $10.6 million of cash for dividends and share repurchases. The company had zero debt as of Dec. 31, 2013.

Quarterly dividend and share repurchase program

The last quarterly cash dividend of $0.06 per share of common stock was paid on Jan. 22, 2014. On Feb. 4, 2014, Monotype’s board of directors approved a 33 percent increase in the quarterly dividend from $0.06 to $0.08 per share, which will be paid on April 21, 2014 to shareholders of record as of the close of business on April 1, 2014.

During the fourth quarter of 2013, Monotype repurchased 75,000 shares of common stock under the company’s previously announced repurchase program for an aggregate amount of approximately $2.2 million. Monotype purchased the shares on the open market at the prevailing market prices.

Financial outlook

For the first quarter of 2014, Monotype expects revenue in the range of $44.0 million to $46.0 million. The company anticipates first quarter 2014 non-GAAP net adjusted EBITDA in the range of $18.0 million to $20.0 million, GAAP earnings per diluted share in the range of $0.19 to $0.22 and non-GAAP earnings per diluted share in the range of $0.27 to $0.30.

For the full year 2014, Monotype expects revenue in the range of $180.0 million to $185.0 million. The company anticipates full year 2014 non-GAAP net adjusted EBITDA in the range of $74.5 million to $78.5 million, GAAP earnings per diluted share in the range of $0.77 to $0.83 and non-GAAP earnings per diluted share in the range of $1.12 to $1.18.

Conference call details

Monotype will host a conference call on Thursday, Feb. 13, 2014, at 8:30 a.m. EST to discuss the company’s fourth quarter and full year 2013 results and business outlook for 2014. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the About Us section of the Monotype website at www.monotype.com. The live call can also be accessed by dialing 877-941-6009 (domestic) or 480-629-9818 (international) using passcode 4664288. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s Creative Professional business and OEM business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters or political tensions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products, product features or services; risks associated with the company’s ability to adapt its products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2013. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Based in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2014 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC. CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$78,411	$39,340
Accounts receivable, net of allowance for doubtful accounts	8,317	6,996
Income tax refunds receivable	3,334	2,209
Deferred income taxes	3,557	2,218
Prepaid expenses and other current assets	3,394	2,454
Total current assets	97,013	53,217
Property and equipment, net	3,568	2,587
Goodwill	176,350	174,294
Intangible assets, net	76,684	86,736
Other assets	2,744	3,232
Total assets	$356,359	$320,066
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,112	$1,038
Accrued expenses and other current liabilities	20,425	17,319
Accrued income taxes	14	2,191
Deferred revenue	6,767	8,725
Current portion of long-term debt	—	10,000
Total current liabilities	28,318	39,273
Long-term debt, less current portion	—	12,321
Other long-term liabilities	972	613
Deferred income taxes	32,600	26,832
Reserve for income taxes	2,496	963
Accrued pension benefits	5,098	4,958
Stockholders’ equity:
Common stock	39	37
Additional paid-in capital	209,376	178,681
Treasury stock, at cost	(2,279)	(86)
Retained earnings	78,741	56,980
Accumulated other comprehensive income (loss)	998	(506)
Total stockholders’ equity	286,875	235,106
Total liabilities and stockholders’ equity	$356,359	$320,066

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenue	$43,032	$39,034	$166,624	$149,861
Cost of revenue	5,816	5,841	23,776	21,005
Cost of revenue—amortization of acquired technology	1,142	1,086	4,560	4,051
Total cost of revenue	6,958	6,927	28,336	25,056
Gross profit	36,074	32,107	138,288	124,805
Operating expenses:
Marketing and selling	11,076	9,348	42,019	35,953
Research and development	5,379	4,458	19,897	18,007
General and administrative	5,109	4,897	19,720	18,908
Amortization of other intangible assets	1,496	1,412	5,963	5,469
Total operating expenses	23,060	20,115	87,599	78,337
Income from operations	13,014	11,992	50,689	46,468
Other (income) expense:
Interest expense	293	381	1,295	1,842
Interest income	(13)	(95)	(23)	(117)
Other expense, net	344	257	1,469	563
Total other expense	624	543	2,741	2,288
Income before provision for income taxes	12,390	11,449	47,948	44,180
Provision for income taxes	4,296	3,609	16,863	15,215
Net income	$8,094	$7,840	$31,085	$28,965
Net income available to common shareholders – basic	$7,973	$7,717	$30,582	$28,496
Net income available to common shareholders – diluted	$7,973	$7,720	$30,582	$28,510
Net income per common share:
Basic	$0.21	$0.21	$0.81	$0.78
Diluted	$0.20	$0.20	$0.78	$0.76
Weighted average number of shares:
Basic	38,177,839	36,591,447	37,833,817	36,311,835
Diluted	39,521,080	37,833,680	39,285,651	37,561,953
Dividends declared per common share	$0.06	$0.04	$0.24	$0.08

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands) RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
GAAP operating income	$13,014	$11,992	$50,689	$46,468
Depreciation and amortization	3,054	2,852	12,090	10,837
Share based compensation	2,215	1,618	8,209	6,918
Non-GAAP net adjusted EBITDA	$18,283	$16,462	$70,988	$64,223

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
GAAP net income	$8,094	$7,840	$31,085	$28,965
Amortization, net of tax	1,723	1,711	6,819	6,245
Share based compensation, net of tax	1,446	1,108	5,319	4,538
Non-GAAP net income	$11,263	$10,659	$43,223	$39,748

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
GAAP earnings per diluted share	$0.20	$0.20	$0.78	$0.76
Amortization, net of tax	0.04	0.05	0.18	0.18
Share based compensation, net of tax	0.04	0.03	0.14	0.12
Non-GAAP earnings per diluted share	$0.28	$0.28	$1.10	$1.06

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

OTHER INFORMATION Share based compensation is comprised of the following:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Marketing and selling	$1,027	$722	$3,780	$3,068
Research and development	505	374	1,910	1,589
General and administrative	683	522	2,519	2,261
Total share based compensation	$2,215	$1,618	$8,209	$6,918

MARKET INFORMATION The following table presents revenue for our two major markets:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Creative Professional	$17,254	$14,797	$63,689	$51,751
OEM	25,778	24,237	102,935	98,110
Total	$43,032	$39,034	$166,624	$149,861

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q1 2014	Q1 2014
GAAP net income	$7,500	$8,700
Amortization, net of tax	1,700	1,700
Share-based compensation, net of tax	1,700	1,700
Non-GAAP net income	$10,900	$12,100

GAAP earnings per diluted share	$0.19	$0.22
Amortization, net of tax	0.04	0.04
Share-based compensation, net of tax	0.04	0.04
Non-GAAP earnings per diluted share	$0.27	$0.30

Weighted average diluted shares used to compute non-GAAP earnings per share	40,100,000	40,100,000

Assumes 36% effective tax rate.

	Low End of Guidance	High End of Guidance
	2014	2014
GAAP net income	$31,300	$33,800
Amortization, net of tax	6,100	6,100
Share-based compensation, net of tax	8,000	8,000

Non-GAAP net income	45,400	47,900

GAAP earnings per diluted share	$0.77	$0.83
Amortization, net of tax	0.15	0.15
Share-based compensation, net of tax	0.20	0.20

Non-GAAP earnings per diluted share	$1.12	$1.18

Weighted average diluted shares used to compute non-GAAP earnings per share	40,500,000	40,500,000

Assumes 36% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC. RECONCILIATION OF FORECAST GAAP OPERATING INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA (Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q1 2014	Q1 2014
GAAP operating income	$12,300	$14,300
Depreciation and amortization	3,100	3,100
Share-based compensation	2,600	2,600
Non-GAAP net adjusted EBITDA	$18,000	$20,000

	Low End of Guidance	High End of Guidance
	2014	2014
GAAP operating income	$50,600	$54,600
Depreciation and amortization	11,400	11,400
Share-based compensation	12,500	12,500
Non-GAAP net adjusted EBITDA	$74,500	$78,500

CONTACT:
Investor Relations:
Monotype
Chris Brooks, 781-970-6120
ir@monotype.com